UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2017

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of Principal Executive Offices, Including Zip Code)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 18, 2017, pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) by and among Callaway Golf Company, a Delaware corporation (“Callaway”), travisMathew, LLC, a California limited liability company (“TravisMathew”), OTP LLC, a California limited liability company and wholly-owned subsidiary of Callaway (“Merger Sub”), and John Kruger, an individual, in his capacity as the member representative, Callaway acquired TravisMathew by way of a merger of Merger Sub with and into TravisMathew, with TravisMathew surviving as a wholly-owned subsidiary of Callaway (the “Merger”).

As a result of the Merger, Callaway paid an aggregate purchase price of approximately $125.5 million in cash, subject to a working capital adjustment. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each unit of limited liability company interest of TravisMathew (each a “Company Unit”) was converted into the right to receive the cash merger consideration, without interest.

Callaway and TravisMathew agreed to customary representations, warranties and covenants in the Merger Agreement. Subject to certain limitations, the holders of Company Units are required to indemnify Callaway for losses resulting from any breaches of TravisMathew’s representations, warranties and covenants made in the Merger Agreement and certain other matters. To supplement the indemnification provided by the holders of Company Units, Callaway has obtained representation and warranty insurance.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Callaway with the Securities and Exchange Commission on August 4, 2017, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.*

On August 21, 2017, Callaway issued a press release captioned “Callaway Golf Company Completes Acquisition of TravisMathew for $125.5 Million and Updates TravisMathew Financial Guidance.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.*

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit 99.1	Press Release, dated August 21, 2017, captioned “Callaway Golf Company Completes Acquisition of TravisMathew for $125.5 Million and Updates TravisMathew Financial Guidance.”

*	The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2017	CALLAWAY GOLF COMPANY

	By:	/s/ Brian P. Lynch
Brian P. Lynch
Senior Vice President, Chief Financial Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated August 21, 2017, captioned “Callaway Golf Company Completes Acquisition of TravisMathew for $125.5 Million and Updates TravisMathew Financial Guidance.”